UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2012

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 11, 2012, the Company held its Annual Meeting of Shareholders at which: (i) the holding company merger proposal was approved by a majority of the 42,194,414 shares outstanding, (ii) in connection with the holding company merger proposal, the “Maritime Restrictions” in the holding company’s amended and restated articles of incorporation were ratified, (iii) the adjournment proposal was approved, (iv) ten directors to the Company’s Board of Directors were elected, (v) executive compensation was approved in an advisory vote, and (vi) the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the Annual Meeting of Shareholders, were as follows:

(i) Holding Company Merger Proposal	For	Against	Abstain	Broker Non-Votes
	35,327,548	213,538	27,963	3,185,169

(ii) Maritime Restrictions Ratification	For	Against	Abstain	Broker Non-Votes
	35,345,535	179,200	44,312	3,185,171

(iii) Adjournment Proposal	For	Against	Abstain	Broker Non-Votes
	36,172,646	2,426,093	155,479	--

(iv) Election of Directors	For	Withheld	Broker Non-Votes
W. Blake Baird	35,471,694	97,355	3,185,169
Michael J. Chun	35,305,299	263,750	3,185,169
W. Allen Doane	35,405,522	163,527	3,185,169
Walter A. Dods, Jr.	35,242,468	326,581	3,185,169
Thomas B. Fargo	35,446,602	122,447	3,185,169
Charles G. King	35,301,243	267,806	3,185,169
Stanley M. Kuriyama	35,425,165	143,884	3,185,169
Constance H. Lau	33,695,814	1,873,235	3,185,169
Douglas M. Pasquale	34,913,423	655,626	3,185,169
Jeffrey N. Watanabe	35,389,315	179,734	3,185,169

(v) Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	34,707,700	757,053	104,295	3,185,170

(vi) Ratification of Appointment of Independent Registered Public Accounting Firm	For	Against	Abstain	Broker Non-Votes
	38,190,274	497,585	66,359	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2012

ALEXANDER & BALDWIN, INC.

/s/ Joel M. Wine_________________
Joel M. Wine
Senior Vice President,
Chief Financial Officer and Treasurer